UIL HOLDINGS CORPORATION
157 CHURCH STREET
P.O. BOX 1564
NEW HAVEN, CT  06506-0901
203.499.2812 FAX:  203.499.3626


                        UIL HOLDINGS CORPORATION


NEWS RELEASE

JULY 28, 2003        ANALYST CONTACT:  SUSAN ALLEN            203-499-2409
                     MEDIA CONTACT:    KEVIN MOORE            203-499-2204
                                       AFTER HOURS            203-499-2812

UIL HOLDINGS CORPORATION REPORTS SECOND QUARTER 2003 EARNINGS AND DECLARES OCTOBER 1, 2003 DIVIDEND

         UIL Holdings Corporation, (NYSE: UIL) today reported net income for the second quarter of 2003 of $4.3 million, or $0.30 per share, compared to net income of $9.1 million, or $0.64 per share for the same period last year. Net income for the first six months of 2003 was $9.6 million, or $0.67 per share, compared to net income of $18.7 million, or $1.32 per share for the first six months of 2002. The earnings decrease in both periods compared to the same periods last year was due to the implementation of the 2002 Rate Case decision at the utility, and the sale of UI's interest in the Seabrook nuclear generating station.

         Earnings for the second quarter of 2003 were below publicly issued guidance. This was due to increased pension and post-retirement benefits expenses at the utility, which the Company petitioned the Department of Public Utility Control (DPUC) for recovery, and lower than expected earnings at the non-utility businesses. Year-to-date earnings were in line with guidance, however, primarily due to increased earnings at the utility from colder than normal weather in the first quarter of 2003.

         "This continues to be a transition year. We are working through regulatory issues at the state level and a lagging economy," commented Nathaniel D. Woodson, UIL's Chief Executive Officer. "While earnings continue to be affected, our balance sheet and cash flow remain strong."


THE UNITED ILLUMINATING COMPANY

         Net income at UI totaled $8.0 million, or $0.56 per share in the second quarter of 2003, compared to net income of $12.2 million, or $0.86 per share for the second quarter of 2002. The decrease was due primarily to the DPUC's September 26, 2002 Rate Case decision, which reduced the allowed return on utility common stock equity and increased stranded cost amortization. In addition, increased pension and post-retirement benefits expenses that were not included in the Rate Case decision have also affected earnings.

         Net income for UI for the first six months of 2003 was $16.5 million, or $1.16 per share, compared to net income of $26.4 million or $1.86 per share for the same period in 2002.

                                    - more -

         There are several factors which have affected UI's earnings for the first six months of 2003. On November 1, 2002, UI sold its ownership and leasehold interest in the Seabrook nuclear generating station. As a result, there have been no earnings from UI's nuclear division subsequent to the sale, whereas, for the first six months of 2002, the nuclear division contributed $0.25 per share to net income.

         Earnings were also reduced by the impact of the DPUC's Rate Case decision issued on September 26, 2002. The decision reduced UI's allowed return on utility common stock equity to 10.45% from the previous allowed return on utility common stock equity of 11.50%, reduced overall rates by 3%, and increased stranded cost amortization.

         Finally, UI has incurred significant increases in pension and post-retirement benefits expenses that were not considered in the Rate Case decision and therefore not reflected in rates. These additional expenses have been recorded by UI during the first six months of 2003. In a decision on June 25, 2003, the DPUC acknowledged that UI demonstrated increased pension and post-retirement benefits expenses but denied UI's request for recovery of these expenses. The DPUC noted that "the company may request regulatory treatment for this specific expense in the future by filing a motion to reopen." UI is considering filing a motion to reopen the Rate Case, based on second quarter results.


UNITED RESOURCES, INC.

        United Resources, Inc. (URI) is the parent company for UIL's non-utility businesses, including the operating business units, Xcelecom, Inc. and American Payment Systems, Inc. (APS), and two minority ownership interest investments, United Bridgeport Energy, Inc. (UBE) and United Capital Investments, Inc. (UCI). For the second quarter of 2003, the non-utility business units of URI reported a net loss of $3.7 million, or $0.26 per share, compared to a net loss of $3.1 million, or $0.22 per share in 2002. In comparison to 2002, the increased losses were mostly due to losses incurred at Xcelecom.

         URI had a loss for the first six months of 2003 of $6.9 million, or $0.49 per share compared to a loss of $7.7 million, or $0.54 per share for the same period in 2002. The decrease in net loss at URI was due to lower losses in minority ownership interest investments that more than offset decreased earnings at its operating businesses.


XCELECOM, INC.

         Xcelecom, Inc., a specialty contracting and voice-data-video systems integration business, reported a net loss of $1.0 million for the second quarter in 2003, or $0.07 per share. This compares with a net income of $1.6 million, or $0.11 per share during the same period in 2002. Earnings were negatively impacted by the continuing decline in the economy, the completion of two large, non-recurring contracts in 2002 that have not been replaced, and by an unanticipated project loss. These negative variances were offset in part by improved performance in the systems integration segment of the business.

                                    - more -

         Xcelecom reported a loss for the first six months of 2003 of $1.3 million, or $0.09 per share, compared to a loss for the first six months of 2002 of $0.6 million, or $0.04 per share. As with other companies in the construction industry, economic activity continues to decline in Xcelecom's markets. Xcelecom is experiencing a continuation of customer contract postponements and cancellations of projects, a reduction of new project orders, and increased competition for fewer jobs, resulting in both lower demand and lower margins.


AMERICAN PAYMENT SYSTEMS, INC.

         American Payment Systems, Inc., a walk-in bill payment and financial services company, incurred a net loss of $0.6 million, or $0.05 per share for the second quarter of 2003, compared to a net loss of $0.3 million, or $0.02 per share during the same period in 2002. For the first six months of 2003, APS reported a loss of $0.9 million, or $0.07 per share, compared to a loss of $0.3 million or $0.02 per share for the same period in 2002. Although APS' revenues for many of its products and services have increased during the first six months, the increased loss was primarily due to increased sales, general and administrative costs associated with special initiatives or projects, and lower margins on telephony products. New products and services continue to grow at APS, though slower than initially expected.

         "The core bill payment business at APS continues to generate strong growth in spite of the weak economy," stated Woodson. "Lower earnings for the quarter were affected by increased administrative expenses."


URI INVESTMENTS

UNITED BRIDGEPORT ENERGY, INC.

         United Bridgeport Energy, Inc. holds a 33 1/3% ownership interest in Bridgeport Energy, LLC (BE). UBE lost $0.7 million, or $0.05 per share during the second quarter of 2003, compared to a net loss of $0.4 million, or $0.03 per share during the same quarter of 2002. Approximately $0.08 per share of the variance was due to lower installed capability (ICAP) revenues, which were offset by reduced expenses of $0.06 per share, due to overhaul costs incurred in the second quarter of 2002.

         For the first six months of 2003, UBE lost $2.2 million, or $0.15 per share, compared to a net loss of $1.4 million, or $0.10 per share during the same period in 2002. Approximately $0.02 per share of the variance was due to lower energy revenues and $0.20 per share was due to lower ICAP revenues.
These were partially offset by reduced expenses of $0.16 per share, due to reduced overhaul costs in 2003. Higher gas prices continue to affect the plant, both in reduction of energy margins and decreased plant capacity.

         Effective March 1, 2003, ISO New England, the independent system operator of New England, implemented a new method of buying and selling wholesale power called Standard Market Design. This change has had a minimal impact on energy prices to date. In the longer term, the new market design is expected to benefit BE, which is located in the energy congested southwest region of Connecticut.

                                    - more -

UNITED CAPITAL INVESTMENTS, INC.

         During the second quarter of 2003, United Capital Investments, Inc. lost $0.1 million, or $0.01 per share, compared to a net loss of $2.6 million, or $0.18 per share, in the second quarter of 2002. For the first six months of 2003, UCI reported a loss of $0.2 million, or $0.02 per share compared to a loss of $3.0 million, or $0.21 per share for the same period in 2002. The positive quarter and year-to-date variances are due to lower losses in minority owned investments and reduced administrative costs.


URI HEADQUARTERS

         URI Headquarters incurred a net loss of $1.3 million, or $0.09 per share in the second quarter of 2003, compared to a net loss of $1.4 million, or $0.09 per share, in the second quarter of 2002. URI Headquarters reported a loss of $2.3 million, or $0.16 per share for the first six months of 2003, compared to a loss of $2.4 million, or $0.17 per share for the same period in 2002. The improvement reflects lower interest expense.


UIL DECLARES OCTOBER 1, 2003 DIVIDEND

         UIL's Board of Directors today declared a quarterly dividend of $0.72 per share on its Common Stock. This dividend is payable on October 1, 2003 to owners of record at the close of business on September 8, 2003.

         Based on cash projections prepared by management, the Board of Directors expects that, at its quarterly reviews of the dividend, maintenance of the annual dividend of $2.88 per share will be justified, absent adverse events that materially affect the cash projections.

         UIL Holdings Corporation is the holding company for The United Illuminating Company and United Resources, Inc. UI is a New Haven-based regional distribution utility that provides electricity and energy-related services to more than 320,000 customers in municipalities in the Greater New Haven and Greater Bridgeport areas. URI is the umbrella for UIL Holdings' non-utility business units, including Xcelecom, Inc., American Payment Systems, Inc., United Capital Investments, Inc. and United Bridgeport Energy, Inc. UIL Holdings World Wide Web address is http://www.uil.com/ and the company is traded on the New York Stock Exchange under the symbol UIL.

         CERTAIN STATEMENTS CONTAINED HEREIN, REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995). SUCH FORWARD-LOOKING STATEMENTS INCLUDE RISKS AND UNCERTAINTIES; CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED THEREBY, INCLUDING, BUT NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, DEMAND FOR ELECTRICITY AND OTHER PRODUCTS AND SERVICES, CHANGES IN ACCOUNTING PRINCIPLES, POLICIES OR GUIDELINES, AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL, AND TECHNOLOGICAL FACTORS AFFECTING THE OPERATIONS, MARKETS, PRODUCTS, SERVICES AND PRICES OF THE COMPANY'S SUBSIDIARIES. FORWARD-LOOKING STATEMENTS INCLUDED HEREIN SPEAK ONLY AS OF THE DATE HEREOF AND THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE SUCH STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS OR CIRCUMSTANCES.

                                    - more -

The following are summaries of UIL Holdings' unaudited consolidated and segmented financial information for the second quarter and first six months of 2003:

                                       ##


                            UIL HOLDINGS CORPORATION
                        CONSOLIDATED STATEMENT OF INCOME
                      (Thousands except per share amounts)
                                 (Unaudited)

                                                                      Three Months Ended                  Year to Date
                                                                           June 30,                         June 30,
                                                                     2003             2002           2003            2002
                                                                     ----             ----           ----            ----
OPERATING REVENUES
   Utility                                                       $ 156,083        $ 168,471       $ 321,375       $ 340,496
   Non-utility businesses                                          106,069          115,817         204,406         202,128
                                                                 ---------        ----------      ---------       ----------
       Total Operating Revenues                                    262,152          284,288         525,781         542,624
                                                                 ---------        ----------      ---------       ----------
OPERATING EXPENSES
  Operation
     Fuel and energy                                                62,366           62,020         128,848         125,975
     Operation and maintenance                                     150,742          159,165         290,599         294,116
  Depreciation and amortization                                     22,903           20,137          50,527          39,646
  Taxes - other than income taxes                                   10,626           11,478          21,826          23,426
                                                                 ---------         ---------      ---------       ----------
       Total Operating Expenses                                    246,637          252,800         491,800         483,163
                                                                 ---------         ---------      ---------       ----------
OPERATING INCOME                                                    15,515           31,488          33,981          59,461
                                                                 ---------         ---------      ---------       ----------

OTHER INCOME (DEDUCTIONS), NET                                         821           (3,746)            576          (3,955)
                                                                 ---------         ---------      ---------       ----------

INCOME BEFORE INTEREST CHARGES AND INCOME TAXES                     16,336           27,742          34,557          55,506
                                                                 ---------         ---------      ---------       ----------

INTEREST CHARGES, NET
  Interest on long-term debt                                         6,610           10,814          13,144          21,643
  Interest on Seabrook Lease Obligation Bonds owned by UI                -           (1,541)              -          (3,083)
  Other interest, net                                                  319              553             623             982
                                                                 ---------         ---------      ---------       ----------
                                                                     6,929            9,826          13,767          19,542
  Amortization of debt expense and redemption premiums                 316              532             625           1,063
                                                                 ---------         ---------      ---------       ----------
       Interest Charges, net                                         7,245           10,358          14,392          20,605
                                                                 ---------         ---------      ---------       ----------

INCOME BEFORE INCOME TAXES                                           9,091           17,384          20,165          34,901
                                                                 ---------         ---------      ---------       ----------

INCOME TAXES                                                         4,790            8,244          10,598          16,192
                                                                 ---------         ---------      ---------       ----------

NET INCOME AND INCOME APPLICABLE TO COMMON STOCK                   $ 4,301          $ 9,140         $ 9,567        $ 18,709
                                                                 =========         =========      =========       ==========

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC                 14,286           14,253          14,283          14,209
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED               14,302           14,324          14,290          14,290

EARNINGS PER SHARE OF COMMON STOCK - BASIC                          $ 0.30           $ 0.64          $ 0.67          $ 1.32
EARNINGS PER SHARE OF COMMON STOCK - DILUTED                        $ 0.30           $ 0.64          $ 0.67          $ 1.31

CASH DIVIDENDS DECLARED PER SHARE OF COMMON STOCK                   $ 0.72           $ 0.72          $ 1.44          $ 1.44

                     UIL HOLDINGS CORPORATION
               CONDENSED CONSOLIDATED BALANCE SHEET
                      June 30, 2003 and 2002
                           (Unaudited)


(thousands of dollars)                               2003                 2002
--------------------------------------------------------------------------------
ASSETS
 Current assets                                    $ 323,661          $ 325,190
 Property, plant and equipment, net                  531,898            557,361
 Regulatory assets                                   689,704            754,050
 Other long-term assets                              238,017            212,148
                                                  ----------        -----------
         Total Assets                             $1,783,280        $ 1,848,749
                                                  ----------        -----------



LIABILITIES AND CAPITALIZATION
  Current liabilities                             $ 408,808          $ 380,124
  Noncurrent liabilities                            201,945            195,133
  Deferred income taxes                             241,575            221,095
  Regulatory liabilities                             63,477             48,019
                                                 ----------         ----------
         Total Liabilities                          915,805            844,371

  Net long-term debt                                395,447            500,547
  Net common stock equity                           472,028            503,831
                                                 ----------         ----------
         Total Capitalization                       867,475          1,004,378

                                                 ----------         ----------
         Total Liabilities and Capitalization    $1,783,280        $ 1,848,749
                                                 ----------        -----------


                      UIL HOLDINGS CORPORATION
               SEGMENTED CONSOLIDATED INCOME STATEMENT


                                                     QUARTER ENDED   QUARTER ENDED   YEAR TO DATE    YEAR TO DATE
(In Millions - Unaudited)                            June 30, 2003   June 30, 2002   JUNE 30, 2003   JUNE 30, 2002
-------------------------                            -------------   -------------   -----------------------------

OPERATING REVENUES
  UI from operations, before sharing                       $156.1        $159.0          $321.4          $317.0
  Nuclear                                                     0.0           9.5             0.0            23.5
  Xcelecom                                                   74.6          92.2           143.5           156.8
  APS                                                        31.6          23.7            61.0            45.4
  Minority Ownership Interest Investment and Other           (0.1)         (0.1)           (0.1)           (0.1)
                                                           -------       -------         -------         -------
      TOTAL OPERATING REVENUES                              262.2         284.3           525.8           542.6
                                                           =======       =======         =======         =======

FUEL AND ENERGY EXPENSES
  UI                                                        62.3           60.7           128.8           122.7
  Nuclear                                                    0.0            1.3             0.0             3.3
                                                          -------        -------         -------         -------
      TOTAL FUEL AND ENERGY EXPENSES                        62.3           62.0           128.8           126.0
                                                          =======        =======         =======         =======

OPERATION AND MAINTENANCE EXPENSES
  UI                                                        44.3           40.0            87.3            81.3
  Nuclear                                                    0.0           6.7              0.0            12.0
  Xcelecom                                                  74.6           87.8           142.3           154.4
  APS                                                       30.8           23.4            59.3            44.3
  Minority Ownership Interest Investment and Other           1.0            1.2             1.7             2.1
                                                          -------        -------         -------         -------
      TOTAL OPERATION AND MAINTENANCE EXPENSES             150.7          159.1           290.6           294.1
                                                          =======        =======         =======         =======

DEPRECIATION AND AMORTIZATION EXPENSES
  UI                                                         6.8           7.3             13.8           14.5
  Nuclear                                                    0.0           0.3              0.0            0.7
  Xcelecom                                                   0.8           0.8              1.7            1.4
  APS                                                        0.9           0.7              1.8            1.3
  Minority Ownership Interest Investment and Other           0.0           0.0              0.0            0.0
                                                          -------        -------         -------        -------
    Subtotal depreciation                                    8.5            9.1            17.3           17.9
  Amortization of regulatory assets (UI)                    13.7           10.5            31.9           20.8
  Amortization Xcelecom                                      0.4            0.3             0.7            0.6
  Amortization APS                                           0.3            0.2             0.6            0.3
                                                          -------        -------         -------        -------
      TOTAL DEPRECIATION AND AMORTIZATION EXPENSES          22.9           20.1            50.5           39.6
                                                          =======        =======         =======        =======

TAXES - OTHER THAN INCOME TAXES
  UI - State gross earnings tax                              6.1            6.6            12.5           13.0
  UI - other                                                 3.4            4.0             7.3            8.6
  Nuclear - other                                            0.0            0.3             0.0            0.6
  Xcelecom                                                   0.4            0.4             1.0            0.8
  APS                                                        0.7            0.2             1.0            0.4
  Minority Ownership Interest Investment and Other           0.0            0.0             0.0            0.0
                                                          -------        -------         -------        -------
      TOTAL TAXES - OTHER THAN INCOME TAXES                 10.6           11.5            21.8           23.4
                                                          =======        =======         =======        =======

OTHER INCOME (DEDUCTIONS)
  UI                                                         1.3            0.2             3.0            1.6
  Nuclear                                                    0.0           (0.1)            0.0            0.0
  Xcelecom                                                   0.2            0.1             0.4            0.3
  APS                                                        0.0            0.3             0.2            0.4
  Minority Ownership Interest Investment and Other          (0.8)          (4.3)           -3.1           -6.3
                                                          -------        -------         -------        -------
      TOTAL OTHER INCOME (DEDUCTIONS)                        0.7           (3.8)            0.5           -4.0
                                                          =======        =======         =======        =======


                    UIL HOLDINGS CORPORATION
               SEGMENTED CONSOLIDATED INCOME STATEMENT



                                                       QUARTER ENDED   QUARTER ENDED   YEAR TO DATE     YEAR TO DATE
(In Millions - Unaudited)                              June 30, 2003   June 30, 2002   JUNE 30, 2003    JUNE 30, 2002
-------------------------                              -------------   -------------   ------------------------------

EARNINGS BEFORE INTEREST AND TAXES (EBIT)
  UI                                                         20.8           30.1            42.8            57.7
  Nuclear                                                     0.0            0.8             0.0             6.9
  Xcelecom                                                   (1.4)           3.0            (1.8)           (0.1)
  APS                                                        (1.1)          (0.5)           (1.5)           (0.5)
  Minority Ownership Interest Investment and Other           (1.9)          (5.6)           (4.9)           (8.5)
                                                           -------        -------         -------         -------
      TOTAL EARNINGS BEFORE INTEREST AND TAXES (EBIT)        16.4           27.8            34.6            55.5
                                                           =======        =======         =======         =======

INTEREST CHARGES
  UI                                                          5.3            9.0            10.5            18.1
  UI - Interest on Seabrook obligation bonds owned by UI      0.0           (1.6)            0.0            (3.1)
  UI - Amortization: debt expense, redemption premiums        0.3            0.5             0.6             1.1
  Nuclear                                                     0.0            0.6             0.0             0.9
  Xcelecom                                                    0.2            0.3             0.3             0.8
  APS                                                         0.0           (0.1)            0.0             0.0
  Minority Ownership Interest Investment and Other            1.5            1.7             3.0             2.8
                                                           -------        -------         -------         -------
      TOTAL INTEREST CHARGES                                  7.3           10.4            14.4            20.6
                                                           =======        =======         =======         =======

INCOME TAXES
  UI                                                          7.2           10.1            15.2            18.8
  Nuclear                                                     0.0            0.1             0.0             2.4
  Xcelecom                                                   (0.6)           1.1            (0.8)           (0.3)
  APS                                                        (0.5)          (0.1)           (0.6)           (0.2)
  Minority Ownership Interest Investment and Other           (1.3)          (2.9)           (3.2)           (4.5)
                                                           -------        -------         -------         -------
      TOTAL INCOME TAXES                                      4.8            8.3            10.6            16.2
                                                           =======        =======         =======         =======

NET INCOME
  UI                                                          8.0           12.1            16.5            22.8
  Nuclear                                                     0.0            0.1             0.0             3.6
  Xcelecom                                                   (1.0)           1.6            (1.3)           (0.6)
  APS                                                        (0.6)          (0.3)           (0.9)           (0.3)
  Minority Ownership Interest Investment and Other           (2.1)          (4.4)           (4.7)           (6.8)
                                                           -------        -------         -------         -------
      TOTAL NET INCOME                                       $4.3           $9.1            $9.6           $18.7
                                                           =======        =======         =======         =======

                            BUSINESS SEGMENT SUMMARY INFORMATION
                          (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

-----------------------------------------------------------------------------------------------------------------
                                       UIL HOLDINGS CORPORATION
-----------------------------------------------------------------------------------------------------------------
                                                 QUARTER ENDED   QUARTER ENDED  YEAR TO DATE    YEAR TO DATE
                                                 JUNE 30, 2003   JUNE 30, 2002  JUNE 30, 2003   JUNE 30, 2002
                                                 -------------   -------------  -------------   -------------

Earnings Before Interest and Taxes (EBIT)           $ 16.4         $ 27.8          $ 34.6            $ 55.5

Net Income                                           $ 4.3          $ 9.1           $ 9.6            $ 18.7

Earnings per Share - basic                          $ 0.30         $ 0.64          $ 0.67            $ 1.32

-----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                     THE UNITED ILLUMINATING COMPANY
-----------------------------------------------------------------------------------------------------------------
                                                 QUARTER ENDED   QUARTER ENDED  YEAR TO DATE    YEAR TO DATE
                                                 JUNE 30, 2003   JUNE 30, 2002  JUNE 30, 2003   JUNE 30, 2002
                                                 -------------   -------------  -------------   -------------

Earnings Before Interest and Taxes (EBIT)           $ 20.8         $ 30.9          $ 42.8            $ 64.6

Net Income                                           $ 8.0         $ 12.2          $ 16.5            $ 26.4

Earnings per Share - basic                          $ 0.56         $ 0.86          $ 1.16            $ 1.86

-----------------------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                         UNITED RESOURCES, INC.
-----------------------------------------------------------------------------------------------------------------
                                                 QUARTER ENDED   QUARTER ENDED  YEAR TO DATE    YEAR TO DATE
              XCELECOM                           JUNE 30, 2003   JUNE 30, 2002  JUNE 30, 2003   JUNE 30, 2002
              --------                           -------------   -------------  -------------   -------------
Earnings Before Interest and Taxes (EBIT)          $ (1.4)         $ 3.0          $ (1.8)           $ (0.1)

Net Income                                         $ (1.0)         $ 1.6          $ (1.3)           $ (0.6)

Earnings per Share - basic                        $ (0.07)        $ 0.11         $ (0.09)          $ (0.04)


     AMERICAN PAYMENT SYSTEMS
     ------------------------
Earnings Before Interest and Taxes (EBIT)          $ (1.1)        $ (0.5)         $ (1.5)           $ (0.5)

Net Income                                         $ (0.6)        $ (0.3)         $ (0.9)           $ (0.3)

Earnings per Share - basic                        $ (0.05)       $ (0.02)        $ (0.07)          $ (0.02)


   MINORITY OWNERSHIP INTEREST
   ---------------------------
      INVESTMENT AND OTHER
      --------------------
Earnings Before Interest and Taxes (EBIT)          $ (1.9)        $ (5.6)         $ (4.9)           $ (8.5)

Net Income                                         $ (2.1)        $ (4.4)         $ (4.7)           $ (6.8)

Earnings per Share - basic                        $ (0.14)       $ (0.31)        $ (0.33)          $ (0.48)


     TOTAL UNITED RESOURCES
     ----------------------
Earnings Before Interest and Taxes (EBIT)          $ (4.4)        $ (3.1)         $ (8.2)           $ (9.1)

Net Income                                         $ (3.7)        $ (3.1)         $ (6.9)           $ (7.7)

Earnings per Share - basic                        $ (0.26)       $ (0.22)        $ (0.49)          $ (0.54)
-----------------------------------------------------------------------------------------------------------------

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